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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 10, 2000, except for the information set forth under "Recapitalization Plan" included in Note 1, as to which the date is June 12, 2001, in the Registration Statement (Amendment No. 5 to Form S-1
No. 333-49814) and related Prospectus of General Maritime Corporation the registration of 8,000,000 shares of its common stock.



                                          /s/ ERNST & YOUNG LLP



New York, New York